UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 23, 2009
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 23, 2009, the Board of Directors (the “Board”) of Stone Energy Corporation (the “Company”) adopted a form of indemnification agreement for each of its directors and executive officers. Our current directors and executive officers are Richard A. Pattarozzi, David H. Welch, Robert A. Bernhard, Lt. Gen. George R. Christmas (Ret.), B. J. Duplantis, John P. Laborde, David R. Voelker, Kay G. Priestly, Donald E. Powell, Peter D. Kinnear, Kenneth H. Beer, Andrew L. Gates, III, E. J. Louviere, J. Kent Pierret, Richard L. Smith, Jerome F. Wenzel, Jr. and Florence M. Ziegler (each and “Indemnitee” and collectively, the “Indemnitees”). A description of the new form of indemnification agreement is contained in this Current Report on Form 8-K and is qualified in its entirety by reference to the form of agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     Each indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by the Company’s Certificate of Incorporation, Bylaws and Delaware General Corporation Law. This means, among other things, that the Company must indemnify the director against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and was not otherwise unlawful. Also, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee’s right to indemnification, whether or not wholly successful.
     In general, the disinterested directors on the board of the Company or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification. However, such determination may also be made by (i) independent legal counsel if there are no disinterested directors or (ii) by the stockholders of the Company if the Board so directs. In the event of a change of control, the Indemnitee’s right to indemnification shall be determined by independent legal counsel.
     The indemnification agreements shall continue until and terminate upon the later of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or executive officer of the Company or (b) one (1) year after the final termination of any action, suit or proceeding for which the Indemnitee is entitled to indemnification.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	Form of Indemnification Agreement between Stone Energy Corporation and each of its directors and executive officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: March 27, 2009	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Indemnification Agreement between Stone Energy Corporation and each of its directors and executive officers.